UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Texas Capital Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue Suite 700 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share Texas Capital Texas Equity Index ETF Texas Capital Texas Oil Index ETF	Texas Stock Exchange LLC Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-271134.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of each of the Texas Capital Texas Equity Index ETF and Texas Capital Texas Oil Index ETF, each a series of Texas Capital Funds Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 15 (Accession No. 0001580642-26-002792) to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on April 30, 2026. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Texas Capital Texas Equity Index ETF	93-1455224
Texas Capital Texas Oil Index ETF	93-3773055

ITEM 2. EXHIBITS

1.	The Registrant’s Agreement and Declaration of Trust is included as an exhibit to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23862; 333-271134) filed with the Securities and Exchange Commission on October 10, 2023.

2.	The Registrant’s By-Laws are included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23862; 333-271134) filed with the Securities and Exchange Commission on April 5, 2023.

3.	The Registrant’s Certificate of Trust is included as an exhibit to the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23862; 333-271134) filed with the Securities and Exchange Commission on July 3, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 15, 2026

TEXAS CAPITAL FUNDS TRUST

By: /s/ J. Steven Orr

Name: J. Steven Orr

Title: President and Principal Executive Officer